EXHIBIT INDEX

1.14 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 109 subaccounts dated April 17, 2002.

8.1 (d) Copy of Amendment 5 to Participation Agreement among Putnam Variable Trust, Putnam Retail Management, L.P. and American Enterprise Life Insurance Company, dated February 27, 2002.

8.3 (b) Copy of Amendment, dated March 29, 2002, to Participation Agreement by and between American Enterprise Life Insurance Company and Baron Capital Funds Trust dated September 1, 1999.

8.4 (c) Copy of Amendment No. 1, dated April 30, 2001, to Participation Agreement between American Enterprise Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation dated September 1, 1999.

8.4 (d) Copy of Amendment No. 1, dated April 30, 2001, to Participation Agreement between American Enterprise Life Insurance Company, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 1, 1999.

8.4 (e) Copy of Amendment No. 2, dated June 29, 2001, to Participation Agreement between American Enterprise Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation dated September 1, 1999.

8.4 (f) Copy of Amendment No. 2, dated June 29, 2001, to Participation Agreement between American Enterprise Life Insurance Company, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 1, 1999.

8.4 (g) Copy of Amendment No. 3, dated February 27, 2002, to Participation Agreement by and between Fidelity Distributors Corporation and American Enterprise Life Insurance Company dated September 1, 1999.

8.4 (h) Copy of Amendment No. 3, dated February 27, 2002, to Participation Agreement between American Enterprise Life Insurance Company, Variable Insurance Products Fund III and Fidelity Distributors Corporation dated September 1, 1999.

8.6 (c) Copy of Amendment, dated July 27, 2001, to Participation Agreement by and among Janus Aspen Series and American Enterprise Life Insurance Company dated October 8, 1997.

8.6 (d) Copy of Amendment, dated July 27, 2001, to Participation Agreement by and among Janus Aspen Series and American Enterprise Life Insurance Company dated March 1, 2000.

8.8 (b) Copy of Amendment, dated June 29, 2001, to Participation Agreement by and among MFS Variable Insurance Trust, Massachusetts Financial Services Company and American Enterprise Life Insurance Company dated September 1, 1999.

8.8 (c) Copy of Amendment, dated February 28, 2002, to Participation agreement by and among MFS Variable Insurance Trust, Massachusetts Financial Services Company and American Enterprise Life Insurance Company dated September 1, 1999.

8.10 (b) Copy of Amendment, dated December 10, 2001, to Participation Agreement between American Enterprise Life Insurance Company and Credit Suisse Warburg Pincus Trust, Credit Suisse Asset Management Securities, Inc., and Credit Suisse Asset Management, Inc. dated September 1, 1999.

8.12 Copy of Participation Agreement by and among Wanger Advisors Trust, Liberty Wanger Asset Management, L.P. and American Enterprise Life Insurance Company, dated August 30, 1999.

8.13 Copy of Participation Agreement by and among Wells Fargo Variable Trust, American Enterprise Life Insurance Company and Stephens Inc., dated March 3, 2000.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for the American Express Signature One Variable Annuity.

10.2 Consent of Independent Auditors for the Wells Fargo Advantage Variable Annuity.

10.3 Consent of Independent Auditors for the Wells Fargo Advantage Builder Variable Annuity.

15.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 25, 2001.

15.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 9, 2002.